SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 19, 2004

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code                    (317) 574-6200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 – Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED 10-19-04

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     At a meeting held on October 19, 2004, the Board of Directors of Standard Management Corporation (the “Company”) elected two new independent directors as members of the Board. The new independent directors are Michael G. Browning and Dainforth (Dan) B. French, Jr. Mr. Browning was appointed as a Class III director and will serve on the Audit, Compensation, Incentive Stock Option and Nominating Committees. Mr. French was appointed as a Class I director and will serve on the Audit, Compensation, Incentive Stock Option and Nominating Committees. The election of Messrs. Browning and French increases the number of directors from six to eight and the number of independent directors to four. A copy of the press release announcing the election of the new directors is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this Report:

99.1	– Press release of Standard Management Corporation dated October 19, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Stephen M. Coons
	Name:	Stephen M. Coons
	Title:	Executive Vice President and General Counsel

Dated: October 20, 2004

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